Exhibit 15(iii) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K


                                    EXHIBIT C
                                     to the
                                Distribution Plan
                                  WesMark Funds
                              WesMark Balanced Fund

         This Distribution Plan is adopted by WesMark Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, ESI will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the WesMark Balanced Fund held during the month.

         Witness the due execution hereof this 1st day of December, 1997.


                                    WesMark Funds


                                    By:/s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:    Executive Vice President



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                                    EXHIBIT D
                                     to the
                                Distribution Plan
                                  WesMark Funds
                                WesMark Bond Fund

         This Distribution Plan is adopted by WesMark Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, ESI will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the WesMark Bond Fund held during the month.

         Witness the due execution hereof this 1st day of December, 1997.


                                    WesMark Funds


                                    By:/s/ J. Christopher Donahue
                                    Name:  J. Christopher Donahue
                                    Title:    Executive Vice President